Exhibit No. 99.1

                 NBTY, INC. EMPLOYEES' STOCK OWNERSHIP PLAN
                                CERTIFICATION


I, Harvey Kamil, President of NBTY Inc. (the "Sponsor and Administrator"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, that:

(1) the Annual Report on Form 11-K of the Plan for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits.

Dated: June 27, 2003

                                       Signature:

                                       /s/ Harvey Kamil
                                       ------------------------------------
                                       Harvey Kamil
                                       President